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                                                                    EXHIBIT 12.1

                                                                            YEAR ENDED                                 QUARTER ENDED
                                              September 30,  September 29,  September 28,  September 27,  October 2,    January 1,
                                                  2000            2001          2002         2003          2004            2005
                                                                     (in thousands, except for ratio data)
Fixed Charges:
Interest Expense                                 2644            2466          2270         1855           1326           441
Amortization of Debt Discount                       0               0             0            0              0             0
Interest portion of Rentals                        95              96           138          135            144            61
Preference security dividend requirement            0               0             0            0              0             0
                                              --------------------------------------------------------------------------------------
Fixed Charges Subtotal                           2739            2562          2408         1990           1470           502
                                              ======================================================================================
Earnings:
Income before tax                               15817           19244        -14589         8573          17835          5868
Fixed Charges included in Earnings               2739            2562          2408         1990           1470           502
                                              --------------------------------------------------------------------------------------
Earnings available before fixed charges         18556           21806        -12181        10563          19305          6370
Less: Preference security dividend requirement      0               0             0            0              0             0
                                              --------------------------------------------------------------------------------------
Earnings Subtotal                               18556           21806        -12181        10563          19305          6370
                                              ======================================================================================
RATIO OF EARNINGS TO FIXED CHARGES                6.8             8.5          -5.1          5.3           13.1          12.7